UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  February 2, 2024

ALZAMEND NEURO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40483	81-1822909
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3480 Peachtree Road NE, Second Floor, Suite 103, Atlanta, GA 30326

(Address of principal executive offices) (Zip Code)

(844) 722-6333

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	ALZN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 31, 2024 (the “Execution Date”), Alzamend Neuro, Inc., a Delaware corporation (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with Ault Lending, LLC, a California limited liability company (the “Purchaser”), pursuant to which the Company agreed to sell to the Purchaser up to 6,000 shares of Series A convertible preferred stock (the “Series A Convertible Preferred Stock”), and warrants (the “Warrants”) to purchase shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). The Agreement provides that the Purchaser may purchase up to $6 million of Series A Convertible Preferred Stock in one or more closings (the “Financing”).

On the Execution Date, the Company sold 1,220 shares of Series A Convertible Preferred Stock and Warrants to purchase 1,220,000 shares of Common Stock to the Purchaser, for a total purchase price of $1.22 million (the “Initial Closing”). The purchase price was paid by the cancellation of $1.22 million of cash advances made by the Purchaser to the Company between November 9, 2023 and the Execution Date. The Purchaser is an affiliate of the Company. The Purchaser is an affiliate of the Company.

The material terms of Series A Convertible Preferred Stock, the Warrants and the Agreement are summarized below.

Description of the Series A Convertible Preferred Stock

The terms of the Series A Convertible Preferred Stock are as set forth in the Certificates of Designations of the Rights, Preferences and Limitations of the Series A Convertible Preferred Stock (the “Series A Certificate of Designation”). Each share of Series A Convertible Preferred Stock has a stated value of $1,000 per share (the “Stated Value”). The Series A Convertible Preferred Stock does not accrue dividends.

Conversion Rights

Each share of Series A Convertible Preferred Stock is convertible into a number of shares of Common Stock (“Conversion Shares”) determined by dividing the Stated Value by $1.00 (the “Conversion Price”). The Conversion Price is subject to adjustment in the event of an issuance of Common Stock at a price per share lower than the Conversion Price then in effect, as well as upon customary stock splits, stock dividends, combinations or similar events.

Voting Rights

The holders of the Series A Convertible Preferred Stock are entitled to vote with the Common Stock as a single class on an as-converted basis, subject to applicable law provisions of the Delaware General Company Law and The Nasdaq Stock Market (“Nasdaq”), provided however, that for purposes of complying with Nasdaq regulations, the conversion price, for purposes of determining the number of votes the holder of Series A Convertible Preferred Stock is entitled to cast, shall not be lower than $0.873 (the “Voting Floor Price”), which represents the closing sale price of the Common Stock on the trading day immediately prior to the Execution Date. The Voting Floor Price shall be adjusted for stock dividends, stock splits, stock combinations and other similar transactions.

Liquidation Rights

In the event of liquidation, dissolution, or winding up of the Company, the holders of Series A Convertible Preferred Stock have a preferential right to receive an amount equal to the Stated Value per share of Series A Convertible Preferred Stock before any distribution to other classes of capital stock. If the assets are insufficient, the distribution will be prorated among the holders of Series A Convertible Preferred Stock. The remaining assets, if any, will then be distributed pro rata to the holders of outstanding Common Stock. Any transaction that constitutes a change of control transaction shall be deemed to be a liquidation under the Series A Certificate of Designation.

Description of the Warrants

At each closing, the Company will issue the Purchaser the Warrants, which grant the Purchaser the right to purchase a specified number of Common Stock (the “Warrant Shares”). The exercise price of the Warrants is $1.20 (the “Exercise Price”) and the number of Warrant Shares is equal to the number of Conversion Shares issuable upon the Series A Convertible Preferred Stock issued at that closing. The Exercise Price is subject to adjustment in the event of an issuance of Common Stock at a price per share lower than the Exercise Price then in effect, as well as upon customary stock splits, stock dividends, combinations or similar events.

The Warrants become exercisable on the first business day after the six-month anniversary of issuance (the “Initial Exercise Date”) and have a five-year term, expiring on the fifth anniversary of the Initial Exercise Date.

Description of the Agreement

The Agreement provides that the Financing may be conducted through one or more closings. The Purchaser has the right to purchase up to $2 million of Series A Convertible Preferred Stock, which includes the amount in the Initial Closing, on or before March 31, 2024, and the right to purchase up to $4 million of Series A Convertible Preferred Stock after March 31, 2024 but on or before March 31, 2025 (the “Termination Date”). The Agreement will automatically terminate if the final closing of the Financing has not occurred prior to the Termination Date.

The Company may not issue Conversion Shares and/or Warrant Shares to the extent such issuances would result in an aggregate number of shares of Common Stock exceeding 19.99% of the total shares of Common Stock issued and outstanding as of the Execution Date, in accordance with the rules and regulations of the Nasdaq unless the Company first obtains stockholder approval (the “Stockholder Approval”). Pursuant to the Agreement and as required by Nasdaq, the Company agreed to file a proxy statement to obtain the Stockholder Approval.

The representations, warranties and covenants contained in the Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Agreement and are subject to limitations agreed upon by the contracting parties. Accordingly, the Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Agreement and not to provide investors with any other factual information regarding the Company or its business and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Commission.

The foregoing descriptions of the Series A Certificate of Designation, the Agreement and the Warrants and the transaction contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Agreement filed as Exhibit 10.1 hereto and the forms of the Series A Certificate of Designation and the Warrants, copies which are filed as Exhibits 3.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 1, 2024, the Company received a notice in the form of a letter (“Deficiency Letter”) from the Listing Qualifications Staff of the Nasdaq stating that the Company was not in compliance with Nasdaq Listing Rule 5550(a)(2) because the bid price for the Common Stock had closed below $1.00 per share for the previous 30 consecutive business days.

In accordance with Nasdaq listing rule 5810(c)(3)(A), the Company has 180 calendar days, or until July 30, 2024, to regain compliance. The Deficiency Letter states that to regain compliance, the bid price for the Common Stock must close at $1.00 per share or more (the “Minimum Bid Price”) for a minimum of 10 consecutive business days during the compliance period ending July 30, 2024. In the event that the Company does not regain compliance within this 180-day period, the Company may be eligible to seek an additional compliance period of 180 calendar days if it meets the continued listing requirement for market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market, with the exception of the Minimum Bid Price, and provides written notice to Nasdaq of its intent to cure the deficiency during this second compliance period, by effecting a reverse stock split, if necessary. However, if it appears to the Nasdaq Staff that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible, Nasdaq will provide notice to the Company that its Common Stock will be subject to delisting. At that time, the Company may appeal any such delisting determination to a Nasdaq hearings panel.

The Deficiency Letter has no immediate effect on the listing of the Common Stock, and the Common Stock continues to trade on the Nasdaq Capital Market under the symbol “ALZN.”

The Company intends to actively monitor the closing bid price for the Common Stock between now and July 30, 2024 and may, if appropriate, evaluate available options to resolve the deficiency and regain compliance with the Minimum Bid Price requirement. While the Company is exercising diligent efforts to maintain the listing of its Common Stock on Nasdaq, there can be no assurance that the Company will be able to regain compliance with the Minimum Bid Price or maintain compliance with the other Nasdaq listing standards.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference to this Item 3.02. Series A Convertible Preferred Stock and the Warrants described in this Current Report on Form 8-K were offered and sold to the Purchaser in reliance upon exemption from the registration requirements under Section 4(a)(2) under the Securities Act of 1933.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change In Fiscal Year.

On January 31, 2024, in connection with the Agreement and the Initial Closing, the Company filed the Series A Certificate of Designation with the Secretary of State of the State of Delaware. The Series A Certificate of Designation, which is filed as Exhibit 3.1 to this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
3.1	Certificate of Designations of Preferences, Rights and Limitations of Series A Convertible Preferred Stock, filed with the Delaware Secretary of State on January 31, 2024.

10.1	Securities Purchase Agreement, dated January 31, 2024.

10.2	Form of Warrant.

101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALZAMEND NEURO, INC.

Dated: February 2, 2024	/s/ Henry Nisser
Henry Nisser
Executive Vice President and General Counsel